EXHIBIT 10.5

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of April 17, 2002, between Continental Airlines, Inc., a Delaware corporation ("Continental"), and ExpressJet Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Continental ("Holdings").

WHEREAS, Continental currently owns all of the issued and outstanding shares of Holdings' capital stock;

WHEREAS, Holdings has filed a Registration Statement (File No. 333-64808) with the Securities and Exchange Commission (the "SEC") on Form S-1 (the "Registration Statement") in connection with the initial public offering (the "IPO") of shares of its common stock, par value $.01 per share ("Common Stock");

WHEREAS, Continental and Holdings desire to make certain arrangements to provide Continental with registration rights with respect to any shares of Common Stock it holds;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

1. Effectiveness of Agreement; Term.

1.1 Effective Date. This Agreement shall become effective upon the consummation of the IPO (the "Effective Date").

1.2 Shares Covered. This Agreement covers those shares of Common Stock that are held by Continental immediately following the IPO (subject to the provisions of Section 7, the "Shares"). The Shares shall include any securities issued or issuable with respect to the Shares by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Continental and any Permitted Transferees (as defined in Section 2.5) are each referred to herein as a "Holder" and collectively as the "Holders" and the Holders of Shares proposed to be included in any registration under this Agreement are each referred to herein as a "Selling Holder" and collectively as the "Selling Holders."

2. Demand Registration.

2.1 Notice. Upon the terms and subject to the conditions set forth herein, upon written notice of any Holder requesting that Holdings effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any or all of the Shares held by it, which notice shall specify the intended method or methods of disposition of such Shares (which methods may include, without limitation, a Shelf Registration, a Convertible Registration or an Exchange Registration (as such terms are defined in Section 2.6)), Holdings will promptly give written notice of the proposed registration to all other Holders and will use its best efforts to effect (at the earliest practicable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by Holdings within 20 days after receipt of Holdings' written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request (each registration request pursuant to this Section 2.1 is sometimes referred to herein as a "Demand Registration"); provided, however, that:

(a) Holdings shall not be obligated to effect registration with respect to Shares pursuant to this Section 2 within 60 days after the effective date of a previous registration, other than a Shelf Registration, effected with respect to Shares pursuant to this Section 2;

(b) if, while a registration request is pending pursuant to this Section 2, the Board of Directors of Holdings determines in its good faith judgment that such registration would reasonably be expected to have a material adverse effect on any existing proposal or plans by Holdings or any of its subsidiaries to engage in any material acquisition, merger, consolidation, tender offer, other business combination, reorganization, securities offering or other material transaction, Holdings may postpone for up to 60 days the filing or effectiveness of such registration; provided, however, that Holdings may delay a Demand Registration hereunder only once in any 12-month period;

(c) except in the case of a Convertible Registration or an Exchange Registration, the number of the Shares registered pursuant to any registration requested pursuant to this Section 2 shall have an aggregate expected offering price of at least $25 million; and

(d) if a Demand Registration is an underwritten offering and the managing underwriters advise Holdings in writing that in their opinion the number of Shares requested to be included in such offering exceeds the number of Shares that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration, Holdings shall include in such registration the number of Shares requested to be included therein that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the amount of Shares owned by each Holder requesting inclusion of Shares in such registration.

2.2 Registration Expenses. All Registration Expenses (as defined in Section 8) for any registration requested pursuant to this Section 2 (including any registration that is delayed or withdrawn) shall be paid by Holdings.

2.3 Selection of Professionals. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided, however, that if such Holders select an investment banker or manager that was not one of the managers of the IPO, such investment banker or manager shall not administer such offering if Holdings reasonably objects thereto. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select one counsel for the Selling Holders that is reasonably acceptable to Holdings. Holdings shall have the right to select the financial printer and the solicitation and/or exchange agent (if any) that are reasonably acceptable to the Holders of a Majority of the Shares included in a Demand Registration. Holdings shall select its own outside counsel and independent auditors.

2.4 Third Person Shares. Holdings shall have the right to cause the registration of securities for sale for the account of any Person (as defined in Section 6(f)) (including Holdings) other than the Selling Holders (the "Third Person Shares") in any registration of the Shares requested pursuant to this Section 2 so long as the Third Person Shares are disposed of in accordance with the intended method or methods of disposition requested pursuant to this Section 2; provided, however, that Holdings shall not have the right to cause the registration of such securities of such other Persons if the registration requested pursuant to this Section 2 is a Convertible Registration or an Exchange Registration.

If a Demand Registration in which Holdings proposes to include Third Person Shares is an underwritten offering and the managing underwriters advise Holdings in writing that in their opinion the number of Shares and Third Person Shares requested to be included in such offering exceeds the number of Shares and Third Person Shares that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration, Holdings shall not include in such registration any Third Person Shares unless all of the Shares initially requested to be included therein are so included.

2.5 Permitted Transferees. As used in this Agreement, "Permitted Transferees" shall mean any transferee, whether direct or indirect, of Shares designated by Continental (or a subsequent Holder) in a written notice to Holdings as provided for in Section 9.7. Any Permitted Transferees of the Shares shall be subject to and bound by all of the terms and conditions herein applicable to Holders. The notice required by this Section 2.5 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders.

2.6 Shelf Registration; Convertible Registration; Exchange Registration. With respect to any Demand Registration, the requesting Holders may request Holdings to effect a registration of the Shares (a) under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a "Shelf Registration"); (b) in connection with such Holders' registration under the Securities Act of securities (the "Convertible Securities") convertible into, exercisable for or otherwise related to the Shares (a "Convertible Registration"); or (c) in connection with such Holders' offer to exchange the Shares for any debt or equity securities of such Holders, a subsidiary or affiliate thereof or any other Person (an "Exchange Registration").

2.7 SEC Form. Holdings shall use its best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if Holdings is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on the form for which Holdings then qualifies. If a Demand Registration is a Convertible Registration or an Exchange Registration, Holdings shall effect such registration on the appropriate form under the Securities Act for such registrations. Holdings shall use its best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its best efforts to remain so eligible.

3. Piggyback Registrations.

3.1 Notice and Registration. If Holdings proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by Holdings or any other Person), on a form and in a manner which would permit registration of the Shares for sale to the public under the Securities Act (a "Piggyback Registration"), it will give prompt written notice to the Holders of its intention to do so (provided that in no event shall such notice be given less than 20 days prior to the proposed date of filing the registration statement relating to such registrant), and upon the written request of any or all of the Holders delivered to Holdings within 20 days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), Holdings will use its best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which Holdings has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as Holdings proposes to use to dispose of the other securities) of the Shares to be so registered; provided, however, that:

(a) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, Holdings shall determine for any reason not to register such other securities, Holdings may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders' written request described above in this Section 3.1, the Holders) and thereupon Holdings shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Section 2) that such registration be effected as a registration under Section 2;

(b) Holdings shall not be required to effect any registration of the Shares under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans of Holdings;

(c) if a Piggyback Registration is an underwritten primary registration on behalf of Holdings and the managing underwriters advise Holdings in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock, Holdings shall include in such registration (i) first, the securities Holdings proposes to sell, (ii) second, the Shares requested to be included in such registration, pro rata among the Holders of such Shares on the basis of the number of Shares owned by each such Holder, and (iii) third, any other securities requested to be included in such registration; and

(d) if a Piggyback Registration is an underwritten secondary registration on behalf of holders of Holdings' securities entitled to demand registration thereof and the managing underwriters advise Holdings in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock, Holdings shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration.

No registration of the Shares effected under this Section 3 shall relieve Holdings of its obligation to effect a registration of Shares pursuant to Section 2.

3.2 Selection of Professionals. If any Piggyback Registration is an underwritten offering and any of the investment banker(s) or manager(s) selected to administer the offering was not one of the managers of the IPO, such investment banker or manager shall not administer such offering if the Holders of a majority of the Shares included in such Piggyback Registration reasonably object thereto. The Holders of a majority of the Shares included in any Piggyback Registration shall have the right to select one counsel for the Selling Holders. Holdings shall select its own outside counsel and independent auditors.

3.3 Registration Expenses. Holdings will pay all of the Registration Expenses in connection with any registration pursuant to this Section.

4. Registration Procedures.

4.1 Registration and Qualification. If and whenever Holdings is required to use its best efforts to effect the registration of any of the Shares under the Securities Act as provided in Sections 2 and 3, including an underwritten offering pursuant to a Shelf Registration, Holdings will as promptly as is practicable:

(a) prepare and file (provided, that in no event (other than as provided in Section 2.1(b)) shall such registration statement be filed later than 45 days following written notice of any Holder of a Demand Registration pursuant to Section 2.1) with the SEC a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective; provided that as far in advance as practicable before filing such registration statement or any amendment thereto, Holdings will furnish to the Selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Selling Holder shall have the opportunity to object to any information contained therein and Holdings will make corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

(b) except in the case of a Shelf Registration, Convertible Registration or Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares until the earlier of (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of nine months after such registration statement becomes effective;

(c) in the case of a Shelf Registration (but not including any Convertible Registration), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (i) 24 months after the effective date of such registration statement and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement (the "Shelf Effective Period");

(d) in the case of a Convertible Registration or an Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares subject thereto until such time as the rules, regulations and requirements of the Securities Act and the terms of the Convertible Securities no longer require such Shares to be registered under the Securities Act (the "Convertible Effective Period");

(e) furnish to the Selling Holders and to any underwriter of such Shares such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

(f) use its best efforts to register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(g) (i) furnish to the Selling Holders (and each underwriter, if any), addressed to them, an opinion of counsel for Holdings and (ii) use its best efforts to furnish to the Selling Holders, addressed to them, a "cold comfort" letter signed by the independent public accountants who have certified Holdings' financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the Selling Holders;

(h) immediately notify the Selling Holders, at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders as soon as reasonably practicable following such request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(i) permit any Selling Holder, which in such Selling Holder's sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of Holdings, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Holdings in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(j) to make reasonably available members of management of Holdings, as selected by the Holders of a majority of the Shares included in such registration, for assistance in the selling effort relating to the Shares covered by such registration, including, but not limited to, the participation of such members of Holdings' management in road show presentations;

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, Holdings shall use it best efforts promptly to obtain the withdrawal of such order;

(l) use its best efforts to cause Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares;

(m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen (15) months) after the effective date of the registration statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(n) enter into such agreements and take such other actions as a majority of the Selling Holders shall reasonably request in order to expedite or facilitate the disposition of such Shares; and

(o) immediately notify each Selling Holder:

(i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(ii) of any written comments from the SEC with respect to any filing referred to in clause (a) and of any written request by the SEC for amendments or supplements to such registration statement or prospectus;

(iii) of the notification to Holdings by the SEC of its initiation of any proceeding with respect to, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

(iv) of the receipt by Holdings of any notification with respect to the suspension of the qualification of any Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

Holdings may require the Selling Holders to furnish Holdings with such information regarding the Selling Holders and the distribution of such Shares as Holdings may from time to time request in writing, which is required by law, the SEC or any securities exchange or interdealer quotation system on which any shares of Common Stock are then listed or quoted for trading in connection with any registration.

4.2 Underwriting. If requested by the underwriters for any underwritten offering in connection with a registration requested hereunder (including any registration under Section 3 which involves, in whole or in part, an underwritten offering), Holdings will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Holdings and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 6 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.1(g). Holdings may require that the Shares requested to be registered pursuant to Section 3 be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; provided, however, that no Selling Holder shall be required to make any representations or warranties to Holdings or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution) or to undertake any indemnification obligations to Holdings or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, Holdings to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

4.3 Blackout Periods for Shelf Registrations.

(a) At any time when a Shelf Registration effected pursuant to Section 2 relating to the Shares is effective, upon written notice from Holdings to the Selling Holders that Holdings determines in its good faith judgment that the Selling Holders' sale of the Shares pursuant to the Shelf Registration would require disclosure of material information which Holdings has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on Holdings (an "Information Blackout"), the Selling Holders shall suspend sales of the Shares pursuant to such Shelf Registration until the earlier of (i) one day following the date upon which such material information is disclosed to the public or ceases to be material, (ii) 60 days after Holdings makes such good faith determination or (iii) such time as Holdings notifies the Selling Holders that sales pursuant to such Shelf Registration may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period").

(b) If there is an Information Blackout and the Selling Holders do not notify Holdings in writing of their desire to cancel such Shelf Registration, the period set forth in Section 4.1(c)(i) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

4.4 Listing. In connection with the registration of any offering of the Shares pursuant to this Agreement, Holdings agrees to use its best efforts to effect the listing or inclusion of such Shares on any securities exchange or interdealer quotation system on which any shares of the Common Stock are then listed or included or otherwise facilitate the public trading of such Shares.

4.5 Holdback Agreements.

(a) Holdings shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(b) If any Holders of Shares notify Holdings in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Section 2 hereof, Holdings shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the date such notice is received, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(c) If Holdings completes an underwritten registration with respect to any of its securities (whether offered for sale by Holdings or any other Person) on a form and in a manner that would have permitted registration and sale of the Shares, regardless of whether any Holder actually elected to participate in such registration, each Holder shall not effect any public sales or distributions of equity securities of Holdings or any securities convertible into or exchangeable or exercisable for such securities other than pursuant to such registration until the termination of the holdback period required from Holdings by any underwriters in connection with such previous registration, which shall not be longer than 90 days from the effective date of such registration.

4.6 Rule 144. Holdings will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Holdings is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of the Holders, Holdings will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by Holdings' principal financial officer, stating (a) Holdings' name, address and telephone number (including area code), (b) Holdings' Internal Revenue Service identification number, (c) Holdings' SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by Holdings, and (e) whether Holdings has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, Holdings will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, access to its financial and other records, pertinent corporate documents and properties of Holdings and such opportunities to discuss the business of Holdings with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

6. Indemnification and Contribution.

(a) In the event of any registration of any of the Shares hereunder, Holdings will indemnify and hold harmless each of the Selling Holders, each of their respective directors, officers, employees and agents, and each Person, if any, who controls each such Selling Holder within the meaning of the Securities Act (collectively, the "Covered Persons") against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Holdings will reimburse each such Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Holdings shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Holdings by a Selling Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Covered Person and shall survive the transfer of such securities by the Selling Holders. Holdings shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Shares, their officers and directors and each other person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Covered Persons.

(b) Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 6) Holdings, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls Holdings or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission is contained in written information furnished by such Selling Holder to Holdings specifically for inclusion in such registration statement or prospectus; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Selling Holder and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holdings or any such director, officer or Person and shall survive the transfer of the registered securities by the Selling Holders.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person's rights to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or (ii) would impose injunctive relief on such indemnified party. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or expense, loss, damage or liability is incurred.

(d) If for any reason (other than the reasons expressly specified in this Section 6) the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under paragraphs (a) and (b) of this Section 6, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any loss, claim, damage, liability or expense (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6(d). Notwithstanding anything in this Section 6(d) to the contrary, no indemnifying party (other than Holdings) shall be required pursuant to this Section 6(d) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Shares in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified parties relate. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by Holdings and the Selling Holders with respect to any required registration or other qualification of such Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

(f) "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, any other form of business or professional entity or any governmental entity or any department, agency or political subdivision thereof.

7. Benefits and Termination of Registration Rights. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares and such securities shall cease to be Shares when: (a) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Holdings and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Shares shall have ceased to be outstanding or (e) in the case of Shares held by a Permitted Transferee, when such Shares become eligible for sale pursuant to Rule 144(k) under the Securities Act (or any successor provision).

8. Registration Expenses. As used in this Agreement, the term "Registration Expenses" means all expenses incident to Holdings' performance of or compliance with the registration and listing requirements set forth in this Agreement including, without limitation, the following: (a) all registration and filing fees; (b) the fees, disbursements and expenses of Holdings' counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act; (c) the fees, disbursements and expenses of the Selling Holders' counsel and advisors in connection with the registration of the Shares to be disposed of under the Securities Act; (d) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers and directly to securityholders in the case of an Exchange Registration; (e) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of the Shares to be disposed of; (f) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (g) the filing fees incident to securing any required review by the New York Stock Exchange or the Nasdaq National Market and any other securities exchange or interdealer quotation system on which the Common Stock is then traded or listed of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange or system; (h) the costs of preparing stock certificates; (i) the costs and charges of Holdings' transfer agent and registrar; and (j) the fees and disbursements of any custodians, solicitation agents, information agents and/or exchange agents. Registration Expenses shall not include underwriting discounts and underwriters' commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders.

9. Miscellaneous.

9.1 Holdings Equity Offerings.

(a) Until the earlier of the first anniversary of consummation of the IPO and the date upon which Continental and its controlled affiliates own less than 20% of the total number of shares of Common Stock outstanding, Holdings shall not, and shall not permit its subsidiaries, without the prior written consent of Continental, issue or sell, or enter into any contract to issue or sell, any capital stock of Holdings or any of its subsidiaries, other than any such issuances or sales in connection with the employee benefits plans of Holdings or any of its subsidiaries.

(b) If between the first anniversary and the second anniversary of consummation of the IPO, Holdings or any of its subsidiaries issues or sells any capital stock of Holdings or any of its subsidiaries, other than any such issuances or sales in connection with the employee benefits plans of Holdings or any of its subsidiaries, Holdings shall be required to cause the "Maker" of that certain Promissory Note, dated as of March 31, 2001, made by Continental Express, Inc. in favor of Continental (the "Note") to make a principal payment on the Note (the "Principal Payment") in an amount equal to 75% of the net proceeds, if any, received by Holdings from such sale (after deducting any underwriters' discounts and commissions and reasonable expenses directly related to such sale) on the closing date of such sale. Notwithstanding the foregoing, Holdings shall have no obligation to cause the Maker to make the Principal Payment with respect to any such sale of capital stock if immediately prior to the time of consummation of such sale Continental and its controlled affiliates own less than 20% of the total number of shares of Common Stock outstanding.

9.2 No Inconsistent Agreements. Holdings shall not on or after the date of this Agreement enter into any agreement with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement. Holdings shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Holders of Shares to include such Shares in a registration undertaken pursuant to this Agreement.

9.3 Complete Agreement. Except as otherwise set forth in this Agreement, this Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

9.4 Authority. Each of the parties hereto represents to the other that (i) it has the corporate power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

9.5 Assignment. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and with respect to Holdings, its respective successors and assigns, and any Permitted Transferees.

9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the laws regarding conflicts of laws) as to all matters of validity, construction, effect, performance and remedies.

9.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given upon: (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by a confirmed delivery of a standard overnight courier the following business day or if delivered by hand the following business day) or (b) confirmed delivery of a standard overnight courier or delivered by hand, to the parties at the following addresses:

If to Continental:

Continental Airlines, Inc.

1600 Smith Street, HQSCD

Houston, Texas 77002

Attention: Senior Vice President - Corporate Development

Telecopy No.: (713) 324-3229

with a copy to:

Continental Airlines, Inc.

1600 Smith Street, HQSLG

Houston, Texas 77002

Attention: General Counsel

Telecopy No.: (713) 324-5161

If to any other Holder, the address indicated for such Holder in Holdings' stock transfer records with copies, so long as Continental owns any Shares, to Continental as provided above.

If to Holdings:

ExpressJet Holdings, Inc.

1600 Smith Street, HQSCE

Houston, Texas 77002

Attention: Chief Financial Officer

Telecopy No.: (713) 324-4420

Any party may change its address for the purpose of this Section 9.7 by giving the other party written notice of its new address in the manner set forth above.

9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9 Remedies. Each of Continental and Holdings shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of Continental and Holdings acknowledges and agrees that under certain circumstances the breach by Continental or any of its affiliates or Holdings or any of its affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

9.10 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party against whom the existence of such waiver is asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

9.11 Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by Holdings, Continental (so long as Continental owns any Shares) and the Holders of a majority of the Shares.

9.12 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only, are not part of the agreement of the parties hereto, and shall not affect the meaning or interpretation of this Agreement. All references to days or months shall be deemed references to calendar days or months. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section" shall be deemed to refer to a section of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

CONTINENTAL AIRLINES, INC.

By:__________________________________

Name: Jeffery A. Smisek

EXPRESSJET HOLDINGS, INC.

By:__________________________________

Name: James B. Ream